Exhibit (p)(5)

Code of Ethics and

Insider Trading Policy

Effective as of April 1, 2019

Message from Management

“Whoever is careless with the truth in small matters cannot be trusted with important matters.” Albert Einstein

The Fiduciary Counselling, Inc. (“FCI”) Mission states: “We serve as a trusted adviser providing integrated services tailored for the Weyerhaeuser family.” The reputation of FCI is built on years of serving as a trusted adviser – as well as our core values of excellence, advocacy, and teamwork. We can advocate for our clients’ interests by working together as a team and striving for excellence, but, only if we have established a firm foundation of trust that allows us to do so.

We can only achieve our mission by having earned, and continuing to earn, our clients’ trust. Our reputation, and our very survival, depends upon us doing this, doing it well, and doing it every single day. We know that our reputation is our most valuable asset. The trust that our clients have for our firm is one of the main reasons that FCI has had the opportunity to serve our clients for generation after generation.

We entrust our clients’ interests and the firm’s reputation every day to each employee. Each of us must take constant care that our actions fully meet our duties as fiduciaries to our clients. Our clients’ interests must always come first; they cannot and will not be compromised. When we put our clients first, we are doing what is right. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together.

The concept of always putting our clients’ interests above our own is the central focus of our Code of Ethics (the “Code”). Whether the requirements contained herein stem from regulation, industry best practice, or simply doing what is right, you are required to comply with all aspects and requirements of the Code. Not only must we prevent technical violations of the Code; it is essential that we avoid even the appearance of impropriety.

All employees and directors are subject to the Code. Compliance with the Code is a basic condition of employment and violations of its provisions are taken seriously. If an employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another employee, he or she must consult the Chief Compliance Officer (“CCO”) or the Compliance Department. The CCO is responsible for monitoring compliance with this Code. Employees are required to read, acknowledge receipt of, and retain this Code. Questions regarding interpretation of this Code or questions related to specific situations should be directed to the CCO or the Compliance Department.

We trust that you will embrace and comply with both the letter and the spirit of the Code, and we thank you for your diligence.

M. Julie McKinley	Stephen G. Simon

President and Chief Executive Officer	Chief Compliance Officer

Code of Ethics & Insider Trading Policy

Table of Contents

I.	Introduction	1

	Overview	1

	Access Persons	1

	Standards of Conduct	2

	Confidentiality	2

II.	Definitions	3

III.	Inside Information	6

	Overview	6

	Possession of Material Non-Public Information	6

	Insider Trading Policy	7

IV.	Personal Securities Accounts	8

	Overview	8

	Personal Securities Accounts	8

	Covered Securities	8

	Reportable Accounts	9

	Exempt Accounts	9

V.	Personal Securities Transactions	10

	Overview	10

	Restricted Securities List	10

	Pre-Trading Procedures	10

	Transactions in Publicly-Listed Covered Securities	11

	Transactions in Initial Public Offerings and Initial Coin Offerings	11

	Transactions in All Other Covered Securities	11

	Transactions in Non-Covered Securities	11

	Non-Volitional Transactions	11

	Prohibited Transactions	12

	60-Day Holding Period Requirement for Securities Positions	12

VI.	Personal Securities Reporting	12

	Overview	12

	Duplicate Brokerage Statements	12

	Holdings Report	13

	Quarterly Compliance Questionnaire	13

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Code of Ethics & Insider Trading Policy

VII.	Gifts and Entertainment	13

	Overview	13

	General Principles	14

	Acceptance of Gifts	14

	Acceptance of Business Entertainment	14

	Giving of Gifts	15

	Giving of Business Entertainment	15

	FCI & CMC/CIT Sponsored Events	15

	FCI Raffle Items	16

	Business Event Raffle Items	16

VIII.	Other Conflicts of Interest	16

	Outside Business Activities	16

	Disclosure of Existing Interests	17

	Diversion of Firm Business or Investment Opportunity	17

	Charitable Contributions	17

	Political Contributions	17

IX.	Protection of Confidential Information	18

X.	Review and Enforcement	18

	Overview	18

	Obligation to Report	18

	Review and Enforcement of the Code	18

	Sanctions	18

XI.	Summary of Access Person Reporting Requirements	19

	New Hire Certification – Code of Ethics Attestation	19

	Annual Compliance Certification – Code of Ethics Attestation	19

	Initial Holdings Report	19

	Annual Holdings Report	19

	Initial Outside Business Activities Report	20

	Quarterly Compliance Questionnaire	20

XII.	Requirements for Independent Directors of FCI	20

	Overview	20

	Standards of Conduct & Confidentiality	20

	Insider Trading	20
	Preclearance Requirements	20

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Code of Ethics & Insider Trading Policy

	Reporting Requirements	21

XIII.	Recordkeeping	21

XIV.	Interpretations and Exceptions	21

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Code of Ethics & Insider Trading Policy

I.	Introduction

Overview

This Code of Ethics and Insider Trading Policy (the “Code”) has been adopted by Fiduciary Counselling, Inc. (“FCI” or “the firm”) as required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which requires that all investment advisers registered with the U.S. Securities and Exchange Commission (the “SEC”) adopt and implement a written code of ethics reasonably designed to prevent violations of the Advisers Act and the rules thereunder by the adviser or any of its supervised persons. FCI has developed this Code of Ethics to familiarize its Access Persons (as defined herein) with the regulatory and compliance policies and procedures of FCI. All Access Persons are responsible for understanding and complying with all applicable federal and state regulations, as well as FCI’s internal policies and procedures contained in this Code. These policies and procedures have been developed in FCI’s best interests as a fiduciary and as a registered investment adviser and all FCI Access Persons are required to act in compliance with these interests, as set forth herein.

The Chief Compliance Officer (“CCO”) is not responsible for ensuring compliance on your behalf. FCI and its Access Persons are expected to observe high standards of integrity and fair dealing and to act with due care and diligence. Failure to comply with this Code or any instruction or direction from the CCO may result in civil or criminal liability, and will be treated as a breach of the terms of employment. This may give rise to disciplinary action, potentially up to termination of your employment.

It is very important that you read this Code and familiarize yourself with the general requirements of the regulatory system, as well as the particular requirements as they apply to your area of business. Each Access Person is required to certify at the time such person becomes an Access Person of FCI and on an annual basis thereafter, that he or she accepts the terms of this Code and will comply with its provisions.

All FCI Access Persons owe a duty of loyalty to FCI and its clients. FCI and its Access Persons have a fiduciary obligation not to make, participate in, or engage in any act, practice, or course of conduct that would, in any way, conflict with the interests of its clients, or breach any applicable federal or state securities laws. In addition, FCI and its Access Persons have a fiduciary obligation to FCI’s clients to protect the confidentiality of all proprietary, sensitive, or other confidential information communicated to FCI.

All questions regarding this Code should be directed to the CCO or to a member of the Compliance Department.

Access Persons

The provisions of this Code apply to all Access Persons of FCI. Access Persons include all officers and employees of the firm as well as such other persons (such as independent contractors, consultants, temporary workers, or interns) as determined by the Compliance Department. This Code is not intended to constitute an express or implied contract for employment between the Firm, its affiliates and any of its Access Persons.

This Code recognizes that FCI’s fiduciary obligations extend to all Access Persons and sets forth the standard of conduct expected of all Access Persons in situations where a conflict of interest may occur. FCI is committed to upholding the highest standards of integrity in the conduct of affairs with its clients, counterparties, and regulators. Compliance with applicable standards is central to ongoing FCI operations.

Code of Ethics & Insider Trading Policy

Standards of Conduct

FCI has a fiduciary duty to its clients that requires each Access Person and Independent Director to always act in the best interests of our clients. As a firm and as individuals, our conduct (including our personal securities transactions) must recognize that the firm’s clients always come first, and that we must avoid any abuse of our positions of trust and responsibility. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct within this Code, each Access Person and Independent Director is expected to adhere to the highest standard of professional and ethical conduct. Every Access Person and Independent Director should be sensitive to situations that may give rise to either an actual conflict or the appearance of a conflict with our clients’ interests, as both have the potential to cause damage to the firm’s reputation. Access Persons and Independent Directors must always act with integrity, honesty, dignity and in a highly ethical manner. Moreover, each Access Person and Independent Director must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk.

Specifically, the following standards of business conduct shall govern personal investment activities and the interpretation and administration of this Code:

●	The duty, at all times, to place the interests of FCI’s clients first;

●	The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual, potential, or perceived conflict of interest or any abuse of an individual’s position of trust and responsibility;

●	The fundamental standard that no FCI Access Person or Independent Director should take inappropriate advantage of his or her position;

●	Information concerning the identity of security holdings and financial circumstances of clients is confidential; and

●	The duty to not inappropriately favor one client over another in such a manner that would constitute a breach of fiduciary duty.

Confidentiality

Confidentiality is a foundation of FCI’s fiduciary obligations to its clients as well as an important part of our firm’s culture. Information acquired in connection with employment by, or serving as an Independent Director to FCI, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, client interests or other information, is confidential and may not be used in any way that might be contrary to, or in conflict with, the interests of our clients or the firm.

Code of Ethics & Insider Trading Policy

II.	Definitions

For purposes of this Code:

“Access Person” means:

●	any officer or employee of FCI; and

●	any other person who the CCO designates as an Access Person because he or she has access to FCI’s non-public information.

As matter of policy, all FCI employees will be treated as Access Persons unless otherwise specifically designated by the CCO. All of FCI’s Access Persons are subject to the restrictions and reporting with respect to non- public information, personal trading and the other requirements described in this Code. FCI’s Independent Directors are not considered Access Persons for purposes of this Code.

Upon execution of a contract to perform services on a short- or long-term consulting basis, depending upon the service provided and such independent contractor’s role in connection with FCI’s business, the CCO will determine whether or not the individual is an Access Person.1

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are automatically made in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Program includes a dividend reinvestment plan.

“Beneficial Ownership” or “Beneficial Interest” means a person must have a “direct or indirect pecuniary interest,” which is the opportunity to profit directly or indirectly from a transaction in securities. Thus, an Access Person may be deemed to have a beneficial interest in securities held by members of his or her immediate family sharing the same household (e.g., a spouse, domestic partner, child, parent), or by certain partnerships, trusts, corporations, or other arrangements.

Beneficial Ownership typically includes Securities that are:
●	Held in a person’s own name;
●	Held with another in any type of joint ownership arrangement;
●	Held by a bank or broker on such persons’ behalf or pledged as collateral for a loan;
●	Held by a spouse or domestic partner, or any other immediate family member sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships);
●	Owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department.

[1]	Prior to hiring any independent contractor, the hiring manager must provide information to the CCO regarding such potential contractor to enable the CCO to determine whether such person should be treated as an Access Person. An independent contractor designated as an Access Person by the CCO will be provided a copy of this Code of Ethics and Insider Trading Policy (this “Code”) and will be required to adhere to all aspects of this Code. The CCO may also determine that such independent contractor (or some or all of its personnel) should be subject to certain policies and procedures set forth in this Code. Any such determination will be made in the CCO’s sole discretion, and the CCO will inform each such independent contractor of the applicable responsibilities under this Code or otherwise.

Code of Ethics & Insider Trading Policy

“Business Associate” means a representative from an organization with whom the firm transacts business, such as clients, brokers, vendors, or other organizations.

“Chief Compliance Officer” means the person designated as such from time to time by FCI.

“Compliance Department” or “Compliance” means the Chief Compliance Officer and any other person designated by the Chief Compliance Officer to perform some or all of the functions of the Compliance Department under this Code.

“Covered Security” means all instruments commonly known as a security, including, without limitation, the following:

●	All common and preferred equity securities regardless of the identity of the issuer;

●	Rights, warrants, options, futures and all derivative instruments;

●	Exchange-traded funds (“ETFs”) and exchange-traded notes (“ETNs”);

●	Partnership interests, limited partnership interests and limited liability company interests (including interests in private equity or hedge funds);

●	Interests in closed-end investment companies, units in a unit trust, depository receipts and other kinds of certificates of participation;

●	Notes, bonds and other evidence of indebtedness regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security;

●	Fractional undivided interests in oil, gas, or other mineral rights; and

●	Any instrument in any way related to any of the foregoing.

All Covered Securities are subject to the reporting requirements of Section VI of this Code.

“Discretionary Account” means a separately-managed trading account in which securities are purchased and traded by a manager in the name of the Access Person but without any direct or indirect control exercised or exercisable by the Access Person other than the ability to open or close the account.

“Exempt Account” means an account that is exempt from the Initial and Annual Holdings Reports and the Quarterly Compliance Questionnaire requirements (as described herein). Any account that holds only open- ended mutual funds and is not used by the Access Person, his or her spouse or domestic partner, or any immediate family member residing with such Access Person, for any transactions in Covered Securities, can be treated as an Exempt Account. Other accounts can be granted Exempt Account status if the Access Person can provide the CCO with satisfactory documentation that the Access Person exercises “no control” over the investment decisions made regarding the security.

“Immediate Family Members” means an Access Person’s spouse or domestic partner and includes any other family member sharing the same household as an Access Person, including but not limited to: any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother- in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece or nephew (including adoptive relationships).

“Independent Director” means a member of the FCI Board of Directors other than those directors who are employees of FCI.

“Insider Trading” means the illegal trading of any security while in the possession of material non- public information as to which the Access Person either: (i) has a duty to keep confidential; or (ii) knows or should have known was improperly obtained.

Code of Ethics & Insider Trading Policy

“Material Non-Public Information” means information that is substantially likely to be considered important in making an investment decision by a reasonable investor, or information that is reasonably certain to have a substantial effect on the price of an issuer’s securities. Information is “non-public” until it has been effectively communicated or made available to the marketplace.

“MyComplianceOffice” or “MCO” – an automated Compliance system that FCI utilizes to centralize, manage and monitor FCI’s mandatory Compliance activities, specifically pertaining to personal securities transactions and holdings, outside business activities and receipt and provision of gifts and entertainment.

“Non-Covered Security” includes the following securities/instruments:

●	Securities issued by the federal government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

●	Foreign currency futures and commodity futures;

●	Shares of registered open-end investment companies (i.e., “mutual funds”);

●	Money market funds; and

●	Interests in 529 and 401(k) plans (provided they only hold mutual funds).

“Non-Volitional Transactions” means transactions over which the Access Person did not have any direct or indirect influence or control (e.g., acquisitions in automatic investment and stock purchase plans); or involuntary transactions (e.g., mergers, corporate actions, inheritances, gifts, etc.).

“Reportable Account” means all accounts in which an Access Person is considered to have a Beneficial Interest, unless an exception applies that allows such account to be treated as an Exempt Account.

“Reportable Personal Securities Transaction” means a transaction in which an Access Person or his or her Immediate Family Member has a Beneficial Interest.

“Restricted Securities List” means the list of all publicly-listed Covered Securities that have been traded for any FCI client account within the prior 14 days and any other securities and related securities (such as options, warrants, and convertible securities, etc.) determined from time-to-time by the Compliance Department to be restricted for purchase or sale by Access Persons and their Immediate Family members.

“Pecuniary Interest” means the opportunity to directly or indirectly profit or share in any profit derived from a security transaction (the same meaning as set forth in Rule 16a-1(a)(2) under the 1934 Act).

“Private Placement” (also known as a limited offering) means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, including limited partnership and private equity interests.

Code of Ethics & Insider Trading Policy

III.	Inside Information

Overview

Access Persons and Independent Directors, whether on behalf of themselves or others, are not permitted to buy or sell any publicly-traded security or property (or cause another person to do so) if they are in possession of “material” non-public information relating to the security, and/or the issuer or the transaction. Access Persons and Independent Directors are also not permitted to disclose such information to a third party to use in securities transactions.

In general, whether information is “material” turns on whether such information would reasonably affect, or have a significant impact on, an investor’s decision to buy or sell the securities, or whether the particular information would have been viewed by a reasonable investor as having significantly altered the “total mix” of information made available. Access Persons and Independent Directors who have any questions about whether information is “material” in any specific context should contact the CCO.

What is “Insider Trading”?

“Insider Trading” means the illegal trading of any security while in the possession of material, non-public information that either comes from an insider or has been misappropriated.

Information is material if it would be considered important to the investment decision by reasonable investors. This may include information disclosure of which could have a significant impact on the price of a company’s securities, information relating to a company’s results and operations or information relating to the market for a company’s securities (e.g., periodic financial results, significant changes in earnings, a repurchase of a company’s stock, important management changes, impending bankruptcy or liquidation, and significant threatened litigation developments).

Information is non-public until it has been made generally available to the public, such as through press or wire service releases or through SEC filings (i.e., effectively disclosed in a manner sufficient to ensure that the public has had the opportunity to evaluate such information.)

An insider is an officer, employee or director of a company who has a fiduciary duty to the company’s shareholders. Outside service providers, such as lawyers, accountants, and investment bankers, who acquire confidential information about the company as part of their duties, are also considered insiders.

Information has been misappropriated if it has been used by any person in violation of a duty not to use it.

Possession of Material Non-Public Information

FCI and any personnel involved may be exposed to potential insider trading liability under the federal securities laws if FCI or any personnel of FCI advises its clients concerning, or executes transactions in, publicly-traded securities for which FCI or its personnel possess material non-public information, in violation of applicable law.

FCI personnel are prohibited from disclosing material non-public information or any other confidential information to any person outside of FCI, except to the extent that the person has a bona fide need-to-know in order to carry out FCI’s business, including management and supervisory functions and the administration of FCI’s compliance policies and procedures.

It is important that FCI, its Access Persons and Independent Directors avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly, Access Persons and Independent Directors must exercise good judgment and comply with applicable laws and FCI’s policies when engaging in securities transactions and when relating to others information obtained as a result of employment with FCI. If any doubt exists as to whether a particular situation requires refraining from making an investment or sharing information with others, this doubt should be resolved in favor of not taking the contemplated action.

Code of Ethics & Insider Trading Policy

Insider Trading Policy

FCI’s Access Persons and Independent Directors are prohibited from using any confidential information (including, without limitation, information about the portfolio investments of any particular client, information about investments made by Clearwater Management Co., Inc. (“CMC”), the Clearwater Investment Trust (“CIT”), the Clearwater Opportunity Fund (“COF”), the Clearwater Private Opportunity Funds (“CPOFs”), or personal information about FCI’s clients) for manipulative, deceptive or fraudulent purposes. In addition, certain other trading practices are also prohibited. In that regard, FCI, its Access Persons and Independent Directors may not engage in:

●	Insider Trading - transactions in any securities for their own account while in possession of material non-public information regarding the securities.

●	Tipping - communicating any material non-public information to any person who might use the information to purchase or sell securities. Similarly, Access Persons and Independent Directors shall not recommend or suggest that any person engage in transactions in any security while in possession of material non-public information about that security.

●	Front-running - buying or selling securities for one’s own account before effecting the same transactions for clients.

●	Scalping - secretly placing orders to buy or sell a security for one’s own account prior to publication of a research recommendation regarding that security, then immediately selling (or buying back) that security when the market price changes in response to the recommendation.

An Access Person or Independent Director who obtains information which he or she suspects may be material non-public information should immediately notify the Compliance Department. It may be possible to determine that the information is not inside information. If the information is determined to be inside information, Access Persons and Independent Directors are prohibited from trading/making investment decisions for clients or for their own accounts until the information is publicly available or otherwise determined not to be inside information.

It is unlawful and in violation of this Code, for any Access Person or Independent Director who receives inside information, and who knows or should know that it is inside information, to use that information for his or her personal benefit or for the benefit of his or her clients, or to pass it along to others, even if no personal benefit accrues to the person passing along the information, until the information is publicly available.

It is unlawful and in violation of this Code for any insider, or any other person who is not an insider but who misappropriates inside information, to use inside information for personal benefit or to pass it along to others, even if no personal benefit accrues to the person passing along the information, until the information is publicly available.

Examples:		Examples:
●	A sales/marketing person from another firm passes the information to an Access Person/Independent Director;	●	A director who trades ahead of important company news and advises friends to do likewise;
●	An Access Person/Independent Director hears the information during a soccer game and has reason to know of its non-public origin; or	●	A lawyer or investment banker who trades on client information and makes it available within the firm; or
●	An Access Person/Independent Director receives information from a “friend of a friend” of the director of a public company.	●	An administrative employee who takes information from the CIO’s files and shares that information with friends.

Code of Ethics & Insider Trading Policy

It is permissible for an Access Person or Independent Director to base investment decisions on a “mosaic” of non- material non-public information and material public information about a company.

Access Persons or Independent Directors uncertain about the application of this policy in any circumstance should direct their questions to the Compliance Department immediately.

IV.	Personal Securities Accounts

Overview

As a matter of policy, FCI permits Access Persons to have interests in fully-disclosed securities accounts, subject to the requirements set forth herein. The ability to maintain such accounts is a privilege that may be revoked at any time and without prior notice.

Personal Securities Accounts

An Access Person and his or her Immediate Family Members may maintain securities accounts with any financial institution as long as the Access Person works with the Compliance Department to arrange for the financial institution to provide either electronic feeds or hard-copies of monthly or quarterly statements and confirmations for all transactions in Covered Securities directly to MCO.

The Compliance Department, via MCO, must receive such statements for all Reportable Accounts (as defined herein) prior to the applicable deadline for the Quarterly Compliance Questionnaire.

Covered Securities

Each Access Person is required to submit both Initial and Annual Holdings Reports and the Quarterly Compliance Questionnaire (each as described herein), which are required to include all Covered Securities held by the Access Person, and all Covered Securities held by the Access Person’s Immediate Family Members.

Accordingly, “Covered Securities” are not limited to publicly-traded securities, but also include interests in private companies and other “securities,” broadly defined. Set forth below is a non-exhaustive list of examples of the instruments that comprise Covered Securities:

●	All common and preferred equity securities regardless of the identity of the issuer;

●	Rights, warrants, options, futures, and all derivative instruments;

●	Exchange-traded funds (“ETFs”) and exchange-traded notes (“ETNs”);

●	Partnership interests, limited partnership interests and limited liability company interests (including interests in private equity funds or hedge funds);

●	Interests in closed-end investment companies, units in a unit trust, depository receipts and other kinds of certificates of participation;

●	Notes, bonds, and other evidence of indebtedness regardless of original length of maturity and time remaining to maturity, regardless of the identity of the issuer and regardless of whether the debt is convertible and exchangeable for another instrument or security;

●	Fractional undivided interests in oil, gas, or other mineral rights; and

●	Any instrument in any way related to any of the foregoing.

Any questions as to whether a particular instrument must be treated as a Covered Security should be directed to the Compliance Department.

Code of Ethics & Insider Trading Policy

Reportable Accounts

All accounts in which an Access Person is considered to have a Beneficial Interest are considered “Reportable Accounts,” unless an exception applies. An Access Person is presumed to have a “Beneficial Interest” in (and therefore an obligation to report) an account, if the account holds any of the following:

●	Covered Securities owned by an Access Person (or his or her Immediate Family Member) in his or her name.

●	Covered Securities owned by an Access Person (or his or her Immediate Family Member) indirectly through an account or investment vehicle for his or her benefit, such as an IRA, trust, or partnership.

●	Covered Securities which the Access Person (or his or her Immediate Family Member) has a joint ownership interest, such as property owned in a joint brokerage account.

●	Any Covered Securities in which the Access Person (or his or her Immediate Family Member) obtains benefits substantially equivalent to ownership of the securities or can obtain ownership of the securities immediately or in the future.

●	Covered Securities owned by trusts, private foundations, or other charitable accounts for which the Access Person (or his or her Immediate Family Member) has investment discretion (other than client accounts of the firm).

Any questions as to whether an Access Person has a beneficial interest in an account, and therefore an obligation to report the account, should be directed to the Compliance Department.

Exempt Accounts (Not Required to be Reported)

A Reportable Account may be exempted from the Initial and Annual Holdings Reports and the Quarterly Compliance Questionnaire requirements, and will be considered an “Exempt Account” if:

●	Such Access Person provides the CCO with satisfactory documentation that the Access Person and/or the Access Person’s Immediate Family Member exercises “no control” over the investment decisions made regarding the account. To apply for such an exemption, the Access Person should submit a written request for an exemption to the Compliance Department. The request should include:

o	The name(s) on the account;

o	A description of the nature of the Access Person’s interest in the account;

o	The person or firm responsible for managing the account; and

o	The basis upon which the exemption is being claimed.

●	An example of a situation where grounds for such an exemption may be present is:

A “Discretionary Account,” which is a separately-managed trading account in which securities are purchased and traded by a manager in the name of the Access Person (or Immediate Family Member) but without any direct or indirect control exercised or exercisable by the Access Person other than the ability to open or close the account.2

●	Please note, any account that holds only open-ended mutual funds and is not used by the Access Person or his or her Immediate Family Member for any transactions in Covered Securities (e.g. 401(k) or 529 accounts that only hold shares of open-ended mutual funds) is not a Reportable Account, and therefore needs no exemption. These accounts do not need to be reported.

[2]	On a periodic basis, not less frequently than annually, an Access Person holding a Discretionary Account may be asked to certify to the CCO that such Discretionary Account, if active, continues to be managed by a manager without the input, knowledge or control of the Access Person in respect of the securities bought or sold in the Discretionary Account. An Access Person maintaining a Discretionary Account will be required to inform the CCO immediately of any change in the status or operation of such Discretionary Account.

Code of Ethics & Insider Trading Policy

V.	Personal Securities Transactions

Overview

FCI reserves the right to cancel any trade that may be construed to be in conflict with the best interests of its clients, or in violation of FCI’s general standards of conduct, including FCI’s applicable fiduciary responsibilities. This means that, in addition to the special risks inherent in certain transactions or strategies, Access Persons may find themselves at further risk of being “frozen” in a position if FCI receives material, non-public information about an underlying security already in an Access Person’s account, requiring a prohibition of trading in that security that could prevent unwinding the Access Person’s original position. FCI will not be responsible for any losses in personal accounts arising from the implementation of this Code of Ethics.

Restricted Securities List

In the course of its business, FCI does not extensively address opportunities in publicly-traded securities. Nonetheless, FCI recognizes the importance of compliance with the federal securities law prohibitions on insider trading and the avoidance of potential conflicts with client trades. All publicly-listed Covered Securities that have been traded for any FCI client account within the prior 14 days and any other security and related securities (such as options, warrants and convertible securities, etc.) determined from time-to-time by the Compliance Department to be restricted for purchase or sale by Access Persons and their Immediate Family Members will be placed on the Restricted Securities List (“RSL”). In that regard, all FCI Access Persons and their Immediate Family Members are required to observe the following RSL policy:

●	The Compliance Department will place on the RSL any securities of publicly-traded companies for which FCI may be deemed to possess material, non-public information.3

●	The RSL will list all publicly-listed Covered Securities that require Access Persons and their Immediate Family Members to obtain preclearance prior to trading.

●	All trades in Covered Securities will require preclearance in the MyComplianceOffice(“MCO”) system using the Personal Trade Pre-Clearance Request Form.

●	Each quarter each Access Person will be required to certify that all personal trading was conducted in compliance with the FCI Code of Ethics.

Pre-Trading Procedures

The policies and preclearance procedures described below cover all transactions in all Reportable Accounts. This includes all the accounts of an Access Person’s Immediate Family Members that are classified as Reportable Accounts. Therefore, prior to executing any transaction in a Reportable Account, an Access Person, or an Access Person’s Immediate Family Member (as the case may be), must follow these procedures. When reading the procedures below, all references to “the Access Person” should be read to also include an Access Person’s Immediate Family Member, to the extent an Access Person’s Immediate Family Member is the party initiating a transaction in a Covered Security in a Reportable Account.

[3]	An Access Person must inform the CCO immediately if she or he believes that FCI has come into possession of material non-public information regarding a publicly-traded company, so the CCO can determine whether the company’s securities must be added to the RSL.

Code of Ethics & Insider Trading Policy

Transactions in Publicly-Listed Covered Securities

o	For all transactions in publicly-listed Covered Securities, in any Reportable Account, the Access Person must, prior to initiating any transaction, complete the Personal Trade Pre-Clearance Request Form in MCO.

o	If the applicable publicly-listed Covered Security is not included on the RSL, the Access Person will receive immediate approval to execute a transaction in such security through the end of the next business day.

o	If such security is included on the RSL, the Access Person will receive an immediate denial. Questions on any denial should be directed to the Compliance Department.

o	If preclearance is granted, the Access Person must execute his or her transaction either on the day such approval is granted or on the following trading day. If the Access Person wishes to transact business in that security on any other day, he or she must again obtain preclearance from the Compliance Department prior to consummating any such transaction.

Transactions in Initial Public Offerings and Initial Coin Offerings

o	Access Persons must obtain preclearance from the Compliance Department prior to participating in an initial public offering (“IPO”) or an initial coin offering (“ICO”). Access Persons can apply for pre- clearance using the Personal Trade Pre-Clearance form in MCO. The CCO will review the circumstances of the IPO/ICO and determine whether or not the Access Person is misappropriating an investment opportunity that should first be offered to eligible clients, or whether the Access Person is receiving a personal benefit for directing client business or brokerage in return for participation in the IPO/ICO.

o	Please note: Although bitcoin and other cryptocurrencies are not considered Covered Securities, ICOs are subject to pre-clearance as a best practice and due to regulatory scrutiny of these offerings.

Transactions in All Other Covered Securities

o	The RSL lists only publicly-listed Covered Securities. For transactions in all other Covered Securities (e.g. those that are not listed on a public exchange), Access Persons must obtain preclearance from the Compliance Department prior to initiating any transaction. Access Persons can apply for preclearance using the Personal Trade Pre-Clearance form in MCO.

o	Transactions in all other Covered Securities include (but are not limited to) transactions in connection with:

■	Hedge funds, private equity funds, venture capital funds, etc.;

■	All Private Placements;

■	Non-publicly-listed partnership interests, non-publicly-listed limited liability interests, non- publicly-listed REITs, non-publicly-listed closed-end investment companies; and

■	Shares of private corporations.

o	Access Persons shall obtain prior approval from the Compliance Department for all personal trading activity in non-publicly-listed instruments, inclusive of participation in Private Placements.

Transactions in Non-Covered Securities

o	Transactions in Non-Covered Securities do not require any preclearance procedures.

Non-Volitional Transactions

o	Non-Volitional Transactions do not require any preclearance procedures.

Code of Ethics & Insider Trading Policy

Prohibited Transactions

o	Personal investments by Access Persons in any investment product managed by Clearwater Management Co., Inc. (e.g. CIT, COF, CPOFs, etc.) are prohibited.

60-Day Holding Period Requirement for Securities Positions

o	Access Persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days, measured from trade date.4 Further, Access Persons may not purchase or write a securities option contract that expires in fewer than 60 calendar days. Access Persons may request an exception from the Compliance Department to liquidate a securities position prior to the end of the 60-day holding period. Such request must be submitted to the Compliance Department and Access Persons should understand that approval is at the sole discretion of the CCO.

Access Persons who are uncertain about the applicability of any personal trading restriction or preclearance policy in any circumstance should direct their questions to the Compliance Department prior to initiating any transactions.

VI.	Personal Securities Reporting

Overview

Access Persons must submit to the Compliance Department periodic written reports about their Covered Securities holdings and transactions in all Reportable Accounts. The obligation to submit these reports and the content of these reports are governed by federal securities laws. The reports are intended to identify conflicts of interest that could arise when an Access Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Code. Failure to file a timely, accurate, and complete report is a serious breach of both SEC rules and this Code. If an Access Person is late in filing a report or files a report that is misleading or incomplete, the Access Person may face sanctions including but not limited to identification by name to the Board of Directors, monetary fines, withholding of salary or bonuses, and/or potential termination of employment.

The Compliance Department will review the personal investing activity of all Access Persons to confirm compliance with the requirements of the Code and applicable securities laws and to confirm that the Access Person’s trading does not present an actual, potential, or perceived conflict of interest. The Compliance Department will undertake to conduct this monitoring on a strictly confidential and carefully controlled basis (except to the extent disclosure is required under applicable laws, regulations, court order or other legal process).

Duplicate Brokerage Statements

Access Persons and their Immediate Family Members may place securities transactions with the broker of their choosing. All Access Persons must instruct their broker/dealer to provide duplicate statements (listing all transactions in Reportable Accounts during the reporting period) and duplicate trade confirmations either through an electronic feed or, if no such feed is available, in hard copy to MCO. The Compliance Department will assist employees with the set-up of these options. 5 Brokerage firms are accustomed to providing this service. Such statements may be provided monthly or quarterly, so long as the statements cover the entire reporting period. In all cases, statements must be provided that correspond with such Access Person’s Quarterly Compliance Questionnaire and Holdings Reports.

[4]	In adopting Rule 204A-1 under the Advisers Act in 2004, the SEC indicated that advisers should consider a prohibition on short-term trading in their codes of ethics. In a July 2008 “Compliance Alert,” the SEC further opined that a prohibition on short-term trading was an effective policy to prevent violations of the Advisers Act.

[5]	In a “Compliance Alert” from July 2008, the SEC opined that requiring Access Persons to direct their brokers to provide duplicate trade confirmations and copies of monthly brokerage statements to the Compliance Department was an effective policy to prevent violations of the Advisers Act.

Code of Ethics & Insider Trading Policy

Holdings Report

At the commencement of employment and annually thereafter, each Access Person is required to submit to the Compliance Department a report of all his or her current holdings in Reportable Accounts in his or her Annual and Initial Holdings Reports through MCO (collectively, the “Holdings Reports,” and each a “Holdings Report”). Each Access Person’s Holdings Report is required to include securities holdings of any Reportable Account which such Access Person (or such Access Person’s Immediate Family Member) manages, exercises or shares investment discretion.

A Holdings Report must be submitted no later than 10 days after commencement of employment and no later than 25 days after the beginning of each year thereafter. The Holdings Report must provide information that is current as of a date no more than 45 days before the individual is first required to submit a Holdings Report or the date the report is submitted, as the case may be. Annual Holdings Reports must be submitted no later than 25 days after the beginning of each calendar year and must provide information that is current as of the previous year-end. Any Access Person who fails to submit a timely Holdings Report will be subject to sanctions and penalties, as described in this Code in Section X: Review and Enforcement. The Holdings Report is available through MCO.

Quarterly Compliance Questionnaire

Each Access Person is required to submit a Quarterly Compliance Questionnaire to the Compliance Department through MCO. The Quarterly Compliance Questionnaire must include all transactions in Covered Securities made during the fiscal quarter by such Access Person and his or her Immediate Family Members. Each Quarterly Compliance Questionnaire must contain information about every transaction in Covered Securities in which an Access Person or his or her Immediate Family Member had a beneficial interest, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership (as well as any other securities in accounts which such Access Person or his or her Immediate Family Member manages or exercises or shares investment discretion).

To be considered complete, every Quarterly Compliance Questionnaire must include either three monthly or one quarterly statement for each Reportable Account held by such Access Person and his or her Immediate Family Members. Access Persons are responsible for working with the Compliance Department to arrange for each financial institution to provide either electronic feeds or hard-copies of monthly or quarterly statements and confirmations for all transactions in Covered Securities directly to MCO.

Regardless of the method, the Compliance Department must receive such statements for all Reportable Accounts by the applicable deadline for the Quarterly Compliance Questionnaire.

Each Access Person must submit his or her completed Quarterly Compliance Questionnaire no later than 25 days after the end of each calendar quarter. Any Access Person who fails to submit a timely report will be subject to sanctions and penalties, as described in this Code in Section X: Review and Enforcement. The Quarterly Compliance Questionnaire will be sent to all Access Persons through the MCO system each quarter.

VII.	Gifts and Entertainment

Overview

Access Persons may be offered gifts or entertainment opportunities by clients, brokers, vendors, or other organizations with whom the firm transacts business (referred to herein as “Business Associates”). The giving and receiving of gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this Code.

Code of Ethics & Insider Trading Policy

All reportable gifts and entertainment shall be reported by Access Persons to Compliance on a quarterly basis by completing and submitting the Gifts and Entertainment Disclosure Form in MCO (the “G&E Form”). These events can be recorded as they occur, or as part of the Quarterly Compliance Questionnaire through MCO.

General Principles

An employee must not give or accept gifts or other benefits where a gift may be regarded as an inducement to the recipient to act contrary to his or her duties to FCI or any of FCI’s clients. When participating in or sponsoring business meals or entertainment, employees should not engage in any activities or conduct that could subject FCI to disrepute or to legal or regulatory risk. Any entertainment that is illegal, or may encourage inappropriate conduct, compromise the attendees, or reflect poorly on FCI is strictly prohibited.

FCI recognizes that occasional participation in entertainment opportunities with representatives from Business Associates can be useful relationship-building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events. However, an Access Person cannot give or accept a gift or participate in an entertainment opportunity if the frequency or the value of the gift or entertainment opportunity may be considered excessive or extravagant. Additionally, under no circumstances shall Access Persons solicit gifts or other favors in any manner that could be construed as using employment with the firm to obtain a personal benefit. The CCO may require the return of a gift determined to improperly influence the use of third-party business or create the appearance of a conflict of interest.

For the purposes of this Code the values accorded to gifts and business entertainment must be the actual face or market value of the item, not the cost to the Business Associate. If the actual face or market value of the item is not available, then the Access Person may use a good faith estimate, provided he or she includes an explanation of the valuation rationale with his or her G&E Form.

Accepting or giving cash and/or cash equivalents of any value (including gift cards) is prohibited.

Acceptance of Gifts

In general, Access Persons must report gifts with a value of $50 or greater and may accept gifts up to an aggregate limit of $250 per Business Associate, per calendar year.

●	Gifts with a value less than $50 may be accepted and do not need to be reported.

●	Gifts with a value of $50 or more, or successive gifts aggregating to $50 or more from the same Business Associate during a calendar year, must be reported on the G&E Form in MCO.

●	Any gift received with a value over $250, or successive gifts from the same Business Associate with an aggregate value over $250 in a calendar year, must be immediately reported to Compliance, who may grant an exception based on the facts and circumstances.

✩	Exception: any consumable gift item received by an Access Person that is shared with other FCI employees does not need to be reported and does not apply towards aggregate limits.

Acceptance of Business Entertainment

Access Persons must report business entertainment with a value of $50 or greater and may accept business entertainment subject to an aggregate limit of $500 per Business Associate, per calendar year. A representative of the Business Associate providing the entertainment, including clients, must be present at the event to be considered legitimate business entertainment. If a representative is not at the event, then the entertainment is considered a gift, and is thus subject to the gift limitations described above.

●	Business entertainment with a value less than $50 does not need to be reported.

●	Business entertainment with a value of $50 or more, or business entertainment from the same Business Associate with an aggregate value of $50 or more during a calendar year, must be reported by Access Persons in the G&E Form in MCO.

Code of Ethics & Insider Trading Policy

●	Any business entertainment offered to an Access Person with a value over $500, or business entertainment from the same Business Associate with an aggregate value over $500 during a calendar year, must be immediately reported to Compliance, who may grant an exception based on the facts and circumstances.

✩	Exception: a meal provided to an Access Person during general business hours and at the offices of a Business Associate does not need to be reported and does not apply toward aggregate limits.

➱	Please Note: In certain situations, Access Persons may be permitted to accept business entertainment in excess of the limits stated above. However, all such situations must be precleared by the CCO before accepting such business entertainment. In such situations where the CCO grants such preclearance, FCI may choose to reimburse the Business Associate directly for the dollar amount in excess of the limits listed above. Failure to acquire preclearance prior to accepting such business entertainment may result in the Access Person being required to make such reimbursement on their own behalf.

Giving of Gifts

In general, Access Persons must report gifts given to Business Associates that have a value of $50 or greater and may give gifts up to a value of $500.

●	Gifts with a value less than $50 may be given and do not need to be reported.

●	All gifts with a value of $50 or more, or successive gifts aggregating to $50 or more to the same Business Associate during a calendar year, must be reported by Access Persons on the G&E Form in MCO.

●	Any potential gift to a Business Associate with a value over $500, or successive gifts to the same Business Associate with an aggregate value over $500 in a calendar year, must first be precleared with Compliance, who may grant an exception based on the facts and circumstances.

➱	Please note: In all situations where an Access Person intends to provide a gift or business entertainment to a Business Associate, FCI’s expense reimbursement processes must be followed.

Giving of Business Entertainment

Access Persons may give business entertainment subject to an aggregate limit of $500 per year per Business Associate. At least one FCI Access Person is required to attend any performance or sporting event where the ticket is provided by FCI. If an FCI Access Person does not attend, the ticket(s) used by the Business Associate shall be considered a gift, and thus subject to the limitations outlined above.

●	Business entertainment with a value less than $50 does not need to be reported.

●	Business entertainment with a value of $50 or more, or business entertainment provided to the same Business Associate aggregating to a value of $50 or more during a calendar year, must be reported by Access Persons on the G&E Form in MCO.

●	Any business entertainment offered by an Access Person with a value over $500, or business entertainment aggregating to over $500 per Business Associate in a calendar year, must first be precleared with Compliance, who may grant an exception based on the facts and circumstances.

FCI & CMC/CIT Sponsored Events

On occasion, FCI may sponsor and/or pay for certain events (i.e., board dinners, recognition dinners, etc.) where attendees may include CMC, CIT and/or FCI directors, officers, clients and/or employees. Access Persons of FCI who attend these events do not need to report such attendance under the Gifts and Entertainment Policy of FCI as a Provider of Entertainment. Rather, FCI Compliance will work in consultation with FCI’s Chief Financial Officer and other appropriate individuals to ensure that proper records are maintained.

Code of Ethics & Insider Trading Policy

On occasion, CMC/CIT may sponsor and/or pay for certain events (i.e., trustee workshop, boot-camp, recognition dinners, etc.) where attendees may include CMC, CIT and/or FCI directors, officers, clients and/or employees. Access Persons of FCI who attend these events do not need to report such attendance under the Gifts and Entertainment Policy of FCI as a Recipient of Entertainment. Rather, FCI Compliance will work in consultation with FCI’s Chief Financial Officer and other appropriate individuals to ensure that proper records are maintained.

Access Persons who are responsible for planning such events, either on behalf of FCI or CMC/CIT, are responsible for notifying FCI’s CCO in order to rely upon this provision of the Code.

FCI Raffle Items

On occasion, tickets to performances and sporting events are made available to Access Persons by clients of FCI or by FCI directly, and such tickets are awarded based on a random drawing amongst interested employees. Because of the random nature of the selection process, these tickets are not subject to these policies and do not need to be reported on the G&E Form in MCO.

Business Event Raffle Items

Prizes from drawings or raffles that occur at business events (e.g. conferences, seminars) may be accepted on the condition that the prize was equally available to participants and where the drawing was conducted in connection with the event. No Access Person shall accept a prize for the purpose of obtaining or retaining advisory contracts or other business for FCI. Prizes won (with a value of $50 more) must be reported to Compliance, along with the estimated value, on the G&E Form in MCO.

VIII.	Other Conflicts of Interest

Outside Business Activities

In general, FCI Access Persons are expected to dedicate all of their business time and attention to FCI and the FCI business. Unless disclosed to and approved by the CCO or designee, Access Persons may not:

●	Engage in any other business activities;

●	Serve as an officer, director, or employee of, or in any similar capacity with, any person or entity engaged in business-related activities, including charities, civic foundations and similar non-profit organizations;

●	Serve as general partner or managing member of, or in any similar capacity with (including as a member of an investment committee), any partnership, limited liability company or any entity operating as a private investment fund.

At the commencement of employment each Access Person is required to submit to the Compliance Department a report of his or her current outside business activities in his or her Initial Outside Business Activities Form located in MCO. It must be submitted no later than 10 days after commencement of employment and must provide information that is current as of the commencement of employment.

Access Persons must report any material change in duties or responsibilities with respect to any previously-approved outside business activity in the Outside Business Activities Form portion of their Quarterly Compliance Questionnaire. In addition, the CCO may impose such additional restrictions or limitations on an Access Person’s outside endeavors as he or she deems appropriate.

Code of Ethics & Insider Trading Policy

With respect to any outside activities in which Access Persons are permitted to engage, an Access Person must not: (i) imply that he or she is acting on behalf of or as a representative of FCI; or (ii) imply that FCI has endorsed or approved the outside business activity in any way.

Disclosure of Existing Interests

The existence of any personal or family interest of an Access Person in any FCI business activity or transaction must be immediately disclosed to the CCO. For example, if an Access Person becomes aware that a transaction being considered or undertaken by FCI may benefit, either directly or indirectly, an Access Person or an immediate family member thereof, the Access Person must immediately disclose this possibility to the CCO.

Diversion of Firm Business or Investment Opportunity

No Access Person who either reports to the Chief Investment Officer or is a member of the President’s Council may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention and in which he or she knows FCI might be expected to participate or have an interest on behalf of its clients, without first offering the opportunity to FCI, and thereafter obtaining written authorization to participate from the CCO.

Charitable Contributions

No Access Person shall make charitable contributions for the purpose of obtaining or retaining advisory contracts or other business for FCI. In addition, Access Persons are prohibited from considering FCI’s current or anticipated business relationships as a factor in making charitable contributions. All requests for charitable contributions to be made by FCI must be submitted to Compliance for approval.

Political Contributions

No Access Person shall make political contributions for the purpose of obtaining or retaining advisory contracts or other business for FCI. In addition, Covered Persons are prohibited from considering FCI’s current or anticipated business relationships as a factor in making political contributions.

Pursuant to SEC Rule 206(4)-5 (the “pay-to-play” rule), investment advisers are prohibited from advising a government entity’s funds for compensation if the adviser or its covered personnel directly or indirectly made a political contribution to an official of that government entity within the preceding two years.

FCI does not currently have any clients that are “government entities” as defined in the pay-to-play rule.6 Access Persons must obtain prior approval from the CCO prior to retaining any government entity client. Access Persons must immediately notify the CCO in the event they become aware of any FCI client’s decision to run for political office or that any FCI client holds any local, state or government political office. Because the pay-to-play rule is complex and is subject to interpretation and amendment, FCI will need to review the effect of any such political position on our compliance program.

[6]	In general, “government entities” include: any state or local government; any agency, authority or instrumentality of any state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant directed government plan (such as 529, 403(b) or 457 plans).

Code of Ethics & Insider Trading Policy

IX.	Protection of Confidential Information

Confidentiality is a foundation of FCI’s fiduciary obligations to its clients as well as an important part of our firm’s culture. Information acquired in connection with employment by FCI, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, client interests or other information, is confidential and may not be used in any way that might be contrary to, or in conflict with, the interests of our clients or the firm.

Access Persons shall keep all non-public information about clients (including former or prospective clients) in strict confidence, including each client’s identity, financial circumstances, security holdings, and advice furnished to the client by the firm.

All non-public client information, in accordance with FCI’s Privacy Policy, shall be maintained in confidence, except to the extent it is shared with CMC, CIT, the COF, the CPOFs, or with third parties that the firm uses to provide services to clients (e.g., broker-dealers, custodians, administrators, transfer agents, accountants, auditors, attorneys, or any other similar firms) in connection with advice received by the firm or services provided to the firm, or as required or permitted by law. FCI shall require such third parties to protect the confidentiality of client information to which they have access and to use the information only for the purpose for which the disclosure was made.

X.	Review and Enforcement

Overview

It is important that all Access Persons read and understand this Code because its purpose is to help FCI comply with the law and to preserve and protect FCI’s outstanding reputation. Any violation of this Code, including engaging in a prohibited transaction or failure to file required reports, may result in disciplinary action, up to and including termination of employment and/or referral to appropriate governmental agencies.

Obligation to Report

All Access Persons must report any known violations of this Code, whether committed by themselves or by others, promptly to the Compliance Department. If you have any questions or concerns about compliance with this Code, you are encouraged to speak with the Compliance Department. In addition, you may contact the Ethics Hotline by phone at 1-844-240-0005, or online at www.lighthouse-services.com/fidcouns. Calls to the Ethics Hotline may be made anonymously. FCI will treat the information in a report of any suspected violation of this Code in a confidential manner and will conduct a prompt and appropriate evaluation and investigation of any matter reported. Access Persons are expected to cooperate in any investigations of reported violations.

Review and Enforcement of the Code

The CCO shall be responsible for determining whether violations of this Code have occurred and for imposing appropriate sanctions. In determining whether a violation of this Code has occurred, the CCO may consider the records of FCI and any other information he or she considers appropriate. The CCO will give any individual suspected of violating the Code the opportunity to be heard and to submit explanatory information before determining that such person has violated this Code.

No Access Persons shall participate in a determination of: (i) whether they themselves have committed a violation of this Code; or (ii) the imposition of any sanctions against themselves. If the conduct of the CCO is under review, the other members of the President’s Council shall determine whether a violation of this Code has occurred. The Council may impose various sanctions as it deems appropriate under the circumstances.

Sanctions

The CCO, in his or her sole discretion, may impose sanctions for trading-related violations of this Code, which may require a person who has committed such violation to reverse the trade in question and forfeit any profit or absorb any loss from the trade. The CCO may also impose sanctions for repeated failures of an Access Person to submit the Quarterly Compliance Questionnaire or other required forms on time, accurately, completely, or with all of the required documentation.

Code of Ethics & Insider Trading Policy

Depending on the severity of the violation of this Code, sanctions imposed by the CCO may also include, but shall not be limited to, any or a combination of any of the following:

●	A letter of caution or warning, and/or written warning to Access Person’s personnel file;

●	A fine to be determined, if appropriate;

●	A meeting with the CCO to discuss and re-sign the Compliance Certification;

●	Suspension of personal trading rights;

●	Withholding of salary or bonuses;

●	Identification by name to the Board of Directors;

●	Suspension of employment (with or without compensation) or termination of employment for cause;

●	Civil or criminal referral to the Securities and Exchange Commission or other authorities.

Failure to abide by the CCO’s direction to reverse a trade or to observe any of the other sanctions imposed in accordance therewith may result in the imposition of additional sanctions.

XI.	Summary of Access Person Reporting Requirements

New Hire Certification – Code of Ethics Attestation

Each Access Person is required to certify at the time such person becomes an Access Person of FCI that he or she has received a copy of this Code, recognizes that he or she is subject to this Code and agrees to comply with all provisions of this Code. The New Hire Certification – Code of Ethics Attestation in MCO must be submitted no later than 10 days after commencement of employment. Access Persons may receive the same or a similar certification form for this purpose whenever the Code is amended.

Annual Compliance Certification – Code of Ethics Attestation

Each Access Person is required to certify on an annual basis he or she has read and understood this Code and recognizes that he or she is subject to this Code. Each annual certification will also state that such Access Person has complied with the requirements of this Code during the prior year, and that such Access Person has disclosed, reported, or caused to be reported all holdings and transactions required hereunder and all transactions during the prior year. The Annual Compliance Certification – Code of Ethics Attestation must be submitted no later than 25 days after the beginning of each year. Any Access Person who fails to submit within the 25-day deadline will be subject to sanctions and penalties.

Initial Holdings Report

At the commencement of employment each Access Person is required to submit to the Compliance Department a report of his or her current holdings in all Reportable Accounts. Each Initial Holdings Report is required to include the securities holdings of any Reportable Account which such Access Person (or such Access Person’s Immediate Family Member) manages, exercises or shares investment discretion. It must be submitted no later than 10 days after commencement of employment. It must provide information that is current as of a date no more than 45 days before the commencement of employment.

Annual Holdings Report

Each Access Person is required to submit to the Compliance Department on an annual basis, a report of his or her current holdings in Reportable Accounts. Each Annual Holdings Report is required to include the securities holdings of any Reportable Account which such Access Person (or such Access Person’s Immediate Family Member) manages, exercises or shares investment discretion. It must be submitted no later than 25 days after the beginning of each calendar year. It must provide information that is current as of the previous year-end. Any Access Person who fails to submit within the 25-day deadline will be subject to sanctions and penalties.

Code of Ethics & Insider Trading Policy

Initial Outside Business Activities Report

At the commencement of employment each Access Person is required to submit to the Compliance Department a report of his or her current outside business activities. Each Initial Outside Business Activities Report is required to include any activity, whether for compensation or not, outside of such Access Person’s usual responsibilities at FCI. It must be submitted no later than 10 days after commencement of employment and must provide information that is current as of the commencement of employment. The Initial Outside Business Activities Report is available in MCO.

Quarterly Compliance Questionnaire

Every calendar quarter each Access Person is required to submit a Quarterly Compliance Questionnaire to the Compliance Department. There are three parts to the form, and all three parts must be completed and submitted to the Compliance Department through MCO for the form to be considered submitted:

●	Quarterly Transaction Report (account statements and trade confirmations);

●	Quarterly Gifts and Entertainment Disclosure Form; and

●	Quarterly Outside Business Activity Report.

The Quarterly Compliance Questionnaire must be completed and returned to the Compliance Department no later than 25 days after the end of each calendar quarter. Any Access Person who fails to submit within the 25-day deadline will be subject to sanctions and penalties.

XII.	Requirements for Independent Directors of FCI

Overview

FCI’s Independent Directors are not considered Access Persons and thus are subject to a limited set of requirements under this Code, as outlined below.

Standards of Conduct & Confidentiality

FCI’s Independent Directors are subject to the Standards of Conduct and Confidentiality provisions found on page 2 of this Code.

Insider Trading

FCI’s Independent Directors are subject to the Inside Information and Insider Trading Policy found on pages 6-8 of this Code.

Preclearance Requirements

Independent Directors of FCI shall preclear and report on any securities transactions if they knew or should have known that during the 10-day period before or after the transaction the security was purchased or sold or considered for purchase or sale by FCI. Such preclearance and reporting requirements shall not apply to securities transactions conducted in an account where an Independent Director has granted full investment discretion to a brokerage firm, bank or investment advisor or conducted in a trust account in which a trustee, other than the Independent Director, has full investment discretion.

Code of Ethics & Insider Trading Policy

Reporting Requirements

●	Initial Compliance Certification: Independent Directors must complete and return an executed Initial Compliance Certification to the Compliance Department no later than 10 calendar days after the date the person becomes an Independent Director.

●	Disclosure of Securities Holdings: Independent Directors are not required to disclose any securities holdings, brokerage accounts, including brokerage accounts where he or she has granted discretionary authority to a brokerage firm, bank, or investment adviser.

●	Quarterly Transaction Reports: Independent Directors are not required to file any quarterly transaction reports unless she or he knew or should have known that, during the 10-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by FCI or by FCI on behalf of its clients.

●	Annual Compliance Certification – Code of Ethics Attestation: Independent Directors will be asked to certify annually that they have complied with and will comply with the applicable provisions of the Code by filing the Annual Compliance Certification – Code of Ethics Attestation with the Compliance Department.

XIII.	Recordkeeping

FCI will maintain records required by the foregoing procedures, and records of any breaches of this Code (including the response and resolution thereof). These records will be maintained according to FCI’s policy for the retention of records. Such records will be available for appropriate examination by representatives of regulatory authorities, as follows:

●	A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been in effect, will be preserved in an easily accessible place;

●	A record of any violation of this Code and of any action taken as a result of such violation will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

●	A record of all written acknowledgements and annual certifications as required by this Code for each person who is currently, or within the past five years was, an FCI Access Person;

●	A copy of each report made pursuant to this Code by an Access Person, including any information provided in lieu of reports, will be preserved by FCI for at least five years after the end of the fiscal year in which the report is made or the information is provided, and for the first two years, in an easily accessible place;

●	A list of all persons designated as Access Persons within the past five years, will be maintained in an easily accessible place; and

●	FCI will preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any IPO, ICO, or limited offering by an Access Person for at least five years after the end of the fiscal year in which the approval is granted, and for the first two years in an easily accessible place.

XIV.	Interpretations and Exceptions

Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned (in advance of any contemplated transaction) to the CCO or another member of the Compliance Department. Exceptions may be granted by the CCO if in his or her judgment, the fundamental obligation of the person involved is not compromised.